SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 18, 2005

Limited Brands, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway
Columbus, OH	43230
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 415-7000

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

     Item 1.01 Entry into a Material Definitive Agreement

     On January 18, 2005, Limited Brands, Inc. (the “Company”) announced the appointment of Mr. Martyn Redgrave as the Company’s Executive Vice President – Chief Administrative Officer. Mr. Redgrave is to commence employment with the Company on or about March 15, 2005. Pursuant to an employment agreement dated as of January 17, 2005 among the Company, The Limited Service Corporation and Mr. Redgrave, a copy of which is attached as Exhibit 10.1 to this current report, the Company and Mr. Redgrave agreed to the following material terms and conditions:

  The initial term of Mr. Redgrave’s employment agreement is six years, with automatic one-year extensions thereafter unless either party gives written notice to the contrary.

  Mr. Redgrave’s employment agreement provides for an initial base salary of $900,000, a sign-on bonus of $600,000 (repayable in part if he resigns within two years), life insurance coverage of $1 million and disability benefits in addition to the benefits available under the Company’s disability plans. Mr. Redgrave will also be entitled to participate in the Company’s qualified and non-qualified thrift plans. Mr. Redgrave will have an annual cash bonus target and maximum opportunities of 100% and 200% of his base salary, respectively. In addition, he will be entitled to a minimum bonus of $450,000 for the Company’s 2005 fiscal year. Mr. Redgrave will be granted options to purchase 150,000 shares of Company common stock, and will also be granted 25,000 restricted shares, vesting on the fourth anniversary of the grant date.

  Mr. Redgrave’s employment agreement also provides that, if the Company terminates his employment without cause or fails to extend the term of his agreement, or if he terminates his employment for good reason, he will continue to receive his base salary for one year after the termination date; provided that if Mr. Redgrave agrees to execute a general release of the Company, he will also be entitled to receive an additional year of salary continuation as well as the incentive compensation that he would have otherwise received had he been employed by the Company during the one-year period beginning on his employment termination date.

  In the event that in connection with a change in control of the Company his employment is terminated either by the Company without cause or by him for good reason, Mr. Redgrave would be entitled to a lump severance benefit equal to two times his base salary and an amount equal to the sum of his four semi-annual payouts he received under the Company’s incentive compensation performance plan, together with a pro rata amount for the incentive compensation period in which his employment terminated.

  In the event any “parachute” excise tax is imposed on Mr. Redgrave, he will be entitled to tax reimbursement payments.

     On January 18, 2005, the Company announced the appointment of Mr. Jay Margolis as the Company’s Group President – Apparel Brands. Mr. Margolis is to commence employment with the Company on or about February 7, 2005. Pursuant to an employment agreement dated as of January 5, 2005 among the Company, The Limited Service Corporation and Mr. Margolis, a copy of which is attached as Exhibit 10.2 to this current report, the Company and Mr. Margolis agreed to the following material terms and conditions:

  The initial term of Mr. Margolis’ employment agreement is six years, with automatic one-year extensions thereafter unless either party gives written notice to the contrary.

  Mr. Margolis’ employment agreement provides for an initial base salary of $1,150,000, a sign-on bonus of $500,000 (repayable in part if he resigns within two years), life insurance coverage of $1,000,000 and disability benefits in addition to the benefits available under the Company’s disability plans. Mr. Margolis will also be entitled to participate in the Company’s qualified and non-qualified thrift plans. Mr. Margolis will have an annual cash bonus target and maximum opportunities of 120%

  and 240% of his base salary, respectively. In addition, he will be entitled to a minimum bonus of $1,380,000 for the two seasons comprising the Company’s 2005 fiscal year. Mr. Margolis has been granted options to purchase 250,000 shares of Company common, and has been granted 75,000 restricted shares, vesting in three equal annual installments beginning on the first anniversary of the grant date. The Company will recommend that the Compensation Committee grant to Mr. Margolis options to purchase Company common stock in the grant years and amounts as follows: 2006, 100,000 options; 2007, 75,000 options; 2008, 75,000 options; 2009, 50,000 options, and 2010, 50,000 options.

  Mr. Margolis’ employment agreement also provides that, if the Company terminates his employment without cause or fails to extend the term of his agreement, or if he terminates his employment for good reason, he will continue to receive his base salary for one year after the termination date; provided that if Mr. Margolis agrees to execute a general release of the Company, he will also be entitled to receive an additional year of salary continuation as well as the incentive compensation that he would have otherwise received had he been employed by the Company during the one-year period beginning on his employment termination date.

  In the event that in connection with a change in control of the Company his employment is terminated either by the Company without cause or by him for good reason, he would be entitled to a lump severance benefit equal to two times his base salary and an amount equal to the sum of his four semi-annual payouts he received under the Company’s incentive compensation performance plan, together with a pro rata amount for the incentive compensation period in which his employment terminated.

  In the event any “parachute” excise tax is imposed on Mr. Margolis, he will be entitled to tax reimbursement payments.

      In addition, on January 18, 2005, the Company announced the creation of a newly formed Limited Brands Executive Committee of which both Mr. Redgrave and Mr. Margolis will serve as members.

     The foregoing descriptions of Mr. Redgrave’s employment agreement and Mr. Margolis’ employment agreement are qualified in their entirety by reference to the provisions of the Mr. Redgrave’s employment agreement and Mr. Margolis’ employment agreement attached as Exhibits 10.1 and 10.2, respectively, to this current report.

     The Company’s press release announcing Mr. Redgrave’s and Mr. Margolis’ appointment is attached as Exhibit 99.1 to this report.

Section 5 - Corporate Governance and Management

     Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     (c) On January 18, 2005, the Company announced the appointment of Mr. Martyn Redgrave as the Company’s Executive Vice President – Chief Administrative Officer. The material terms and conditions of Mr. Redgrave’s employment with the Company are described under Item 1.01 above, which description is incorporated by reference into this Item 5.02(c) .

     Mr. Redgrave, age 52, brings to Limited Brands an impressive track record in the areas of finance, corporate development, global mergers and acquisitions, enterprise wide business transformations and large scale systems implementations, as well as in driving strategic development and best-in-class governance processes in large complex organizations. During his 11 year tenure with Carlson Companies in Minneapolis, which is the largest privately held hospitality, travel and marketing services company in the world with over $20 billion in system wide sales, Mr. Redgrave has been responsible for worldwide strategic planning and financial management, mergers and acquisitions, strategic sourcing and procurement, as well as all traditional areas of finance and shared services operations. Carlson’s brands include T.G.I. Fridays, Regent Hotels, Radisson Hotels and Resorts, Country Inns and Suites, Park Inns, Seven Seas Cruises, Carlson Marketing Group and Carlson Wagonlit Travel. Prior to joining Carlson Companies, Inc., Mr. Redgrave spent 14 years in positions of increasing responsibility at Pepsico, Inc. including serving as the Senior Vice President and Chief Financial Officer for both Kentucky Fried Chicken and

Taco Bell, as well as the Senior Vice President of Taco Bell and President, General Manager of the Taco Bell’s Northern Division, which included operating responsibility for an over $1 billion revenue business with over 1,200 restaurants. Mr. Redgrave has been directly responsible for over $10 billion of acquisition, joint venture and divesture transactions in all parts of the world, and has led six major enterprise level business transformations during his tenure with Carlson and Pepsico.

Section 9 - Financial Statements and Exhibits

     Item 9.01 Financial Statements and Exhibits

          (c) Exhibits

Exhibit No.	Description
10.1	Employment Agreement dated as of January 17, 2005 among Limited
Brands, Inc, The Limited Service Corporation and Martyn Redgrave.

10.2	Employment Agreement dated as of January 5, 2005 among Limited
Brands, Inc, The Limited Service Corporation and Jay Margolis.

99.1	Press release dated January 18, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMITED BRANDS, INC.

Date:	January 19, 2005	By:	/s/ Douglas L. Williams

		Name:	Douglas L. Williams
		Title:	Authorized Officer